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                                                                    EXHIBIT 2.01


                               PURCHASE AGREEMENT


           THIS PURCHASE AGREEMENT (the "Agreement"), dated as of June 30, 1998, is among TENNECO PACKAGING INC., a Delaware corporation ("TPI"), TENNECO CPI HOLDING COMPANY, a Delaware corporation ("TSub"), CARAUSTAR INDUSTRIES, INC., a North Carolina corporation ("Caraustar"), and CARAUSTAR PAPERBOARD CORPORATION, an Ohio corporation ("CSub").

                              Background Statement

           TSub is a wholly-owned subsidiary of TPI and CSub is a wholly-owned subsidiary of Caraustar. Pursuant to a Partnership Agreement dated as of July 1, 1996 between CSub and TSub (the "Partnership Agreement"), CSub and TSub are partners in CPI, a Delaware general partnership ("CPI"). CSub has an 80% undivided partnership interest and TSub has a 20% undivided partnership interest in CPI. CSub now desires to purchase from TSub and CSub now desires to sell to CSub, TSub's 20% undivided partnership in CPI.

                             Statement of Agreement

           In consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.

                                  DEFINED TERMS

           When used herein the following terms shall have the respective meanings provided herein unless the context otherwise requires.

           1.1 "Affiliate" means, when used with respect to any Person, any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

           1.2 "Agreement" means this Purchase Agreement, as the same may be amended or supplemented from time to time, together with the exhibits and schedules hereto.

           1.3 "Encumbrance" means any option, mortgage, pledge, security interest, lien, liability, claim, contingency, possessory interest, charge, encumbrance, title retention agreement, device or arrangement (including any lease in the nature thereof), choate or inchoate tax lien, assessment, covenant, reservation, right of first refusal, right to acquire, restrictions (whether on issuance, voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws.

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           1.4 "Knowledge" means with respect to any Person, such Person's actual knowledge following reasonable inquiry.

           1.5 "Liabilities" means all liabilities or obligations of any nature whatsoever, whether accrued or unaccrued, known or unknown, fixed or contingent, specifically including any liability or obligation resulting from or relating to any breach of contract, breach of warranty, tort, infringement, or violation of law.

           1.6 "Person" means any corporation, association, partnership, trust, organization, business, individual, or governmental body.

                                   ARTICLE 2.

                          PURCHASE AND TERMS OF PAYMENT

           2.1 The Purchase. Upon the terms and subject to the conditions of this Agreement, TSub hereby sells and assigns to CSub all of TSub's partnership interest in and to, and all rights to any property of, CPI and all the rights and obligations of TSub under the Partnership Agreement (the "Partnership Interest"), in exchange for payment of the Purchase Price (as defined in Section
2.2 below) and CSub will purchase and assume such partnership interest and rights and obligations of TSub under the Partnership Agreement. All parties to this Agreement acknowledge that the Purchase Price reflects consideration of a special allocation to the CSub of 100% of the profits or losses of CPI for all periods after June 30, 1998 through the termination of CPI. Accordingly, the books of CPI and the final partnership return prepared as of the date hereof will reflect the profits and losses accruing to the benefit of both TSub and CSub through June 30, 1998 in accordance with the Partnership Agreement, with all profits and losses thereafter allocated to CSub.

           2.2 Purchase Price. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale of the Partnership Interest, CSub will pay to TSub the following consideration (the "Purchase Price"):

           (a)       $1,400,000 by wire transfer on the Closing Date; and

           (b) $26,000,000 in purchase money indebtedness, as evidenced by a note substantially in the same form as the note attached hereto as Exhibit A, which shall accrue interest on the unpaid principal balance at the floating 30-day LIBOR rate applicable to Caraustar's borrowings from Bankers Trust, with such interest accrued monthly and paid in arrears at maturity on June 30, 1999. CSub may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance.

           2.3 Cash Settlement. At Closing, CPI shall distribute to TSub the amount of $2,500,000 which will be in full settlement of all distributions of Net Cash Flow (as defined in the Partnership Agreement) to TSub through the Closing Date.



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                                   ARTICLE 3.

                                   THE CLOSING

           3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the 30th day of June 1998 or such later date as the parties may agree ("Closing Date").

           3.2 Deliveries at Closing. At the Closing, the parties shall execute and deliver to each other all the documents necessary to effect the transactions contemplated in this Agreement.


                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF TSUB AND TPI

           TSub and TPI jointly and severally represent and warrant to CSub, as of the date hereof:

           4.1 Partnership Interest. TSub has good and valid title to the Partnership Interest, free and clear of any Encumbrance of any kind. No actions have been taken nor, to the Knowledge of TSub or TPI, omitted to be taken, by TSub or TPI or any of their representatives or agents, which to the Knowledge of TSub, might have the effect of imposing or permitting to exist an Encumbrance on the Partnership Interest or adversely affecting TSub's title to the Partnership Interest. As a result of the transactions contemplated hereby, CSub will acquire all of TSub's interest in the Partnership Interest, free and clear of all Encumbrances or adverse claims. The Partnership Interest will constitute 20% of the undivided partnership interest in CPI immediately after consummation of the transactions contemplated in Article 2.

           4.2 TSub and TPI.

           Each of TSub and TPI is a corporation duly organized, validly existing and in good standing under the laws of their respective incorporation. This Agreement constitutes the legal, valid and binding obligation of TSub and TPI, enforceable against each in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or the fact that specific performance is a remedy within the discretion of any court.

           4.3 Consent and Approvals; No Violation. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any respect of the execution, delivery and performance of this Agreement by either TPI or TSub. The execution, delivery and performance of this Agreement by each of TPI and TSub will not (a) conflict with any provision of the Articles of Incorporation or bylaws of TSub or TPI, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, condition or restriction upon the Partnership Interest or any assets of CPI, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which either of TSub or TPI is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (c) violate any


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law, statute, rule, regulation, order, writ, injunction or decree of any federal, state or local governmental authority or agency.

           4.4 Actions as Partner. TSub has not incurred on behalf of CPI, or obligated CPI to, any liabilities or obligations that are not now reflected on the books and records of CPI.

           4.5 Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the Knowledge of TPI or TSub, threatened against TPI or TSub or any of their Affiliates that would give any third party the right to enjoin, rescind or condition the transactions contemplated hereunder.

           4.6 Commissions. No broker, finder or other Person is entitled to any brokerage fee, commission or finder's fee in connection with the transactions contemplated hereby by reason of any action taken by TSub or TPI.


                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF CSUB

           CSub and Caraustar jointly and severally represent and warrant to TPI and TSub as follows:

           5.1 Organization. Each of CSub and Caraustar is a corporation duly incorporated, validly existing and in good standing under the laws of their respective incorporation and each has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of CSub.

           5.2 Authority Relative to this Agreement. Each of CSub and Caraustar has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CSub and Caraustar and no other proceedings on the part of CSub and Caraustar are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CSub and Caraustar and constitutes the legal, valid and binding agreement of CSub and Caraustar.

           5.3 Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement by CSub and Caraustar nor the operation of the business by CSub will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of CSub or Caraustar, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which CSub or Caraustar is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (c) violate any law, statute, rule, regulation, order, writ, injunction or

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decree of any federal, state or local governmental authority or agency and which is applicable to CSub or Caraustar or any of its respective assets.

           5.4 Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the Knowledge of CSub or Caraustar, threatened against CSub or Caraustar, or any of its Affiliates that would give any third party the right to enjoin, rescind or condition the transactions contemplated hereunder.

           5.5 Commissions. No broker, finder or other Person is entitled to any brokerage fee, commission or finder's fee in connection with the transactions contemplated hereby by reason of any action taken by CSub or Caraustar.

                                   ARTICLE 6.

                               CLOSING CONDITIONS

           6.1 Mutual Conditions. Neither party shall be obligated to proceed with the Closing if, on the Closing Date, either party is subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or any Person has instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

           6.2 Conditions to the Obligations of TSub and TPI. The obligation of TSub and TPI to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by TSub and TPI:

           (a) All representations and warranties of CSub and Caraustar contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date. CSub and Caraustar shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing. TSub shall have received a certificate to the matters set forth in this Section 6.2 signed on behalf of CSub and Caraustar by an authorized officer of CSub and Caraustar.

           (b) All documents required to have been delivered by CSub to TSub at or prior to the Closing shall have been delivered by CSub.

           (c) CSub and Caraustar shall have delivered to TSub the following documents executed by CPI:

                       (i) The CCN Purchase Agreement Amendment, amending the CCN Purchase Agreement, dated as of July 1, 1996 between TPI and CPI, substantially in the form as set forth in Exhibit B (the "CCN Amendment").

                      (ii) The Double Lined Kraft Brokerage Amendment, amending the Double Lined Brokerage Agreement, dated as of July 1, 1996, between TPI and CPI,

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           substantially in the form as set forth in Exhibit C (the "Double
           Lined Kraft Brokerage Amendment").

                     (iii) The Mill Procurement Amendment, amending the Mill Procurement Agreement, dated as of July 1, 1996, between TPI and CPI, substantially in the form as set forth in Exhibit D (the "Mill Procurement Amendment").

           6.3 Conditions to the Obligations of Buyer. The obligations of CSub to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by CSub:

           (a) All representations and warranties of TSub and TPI contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date. TSub and TPI shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by each of them respectively at or prior to the Closing. CSub shall have received a certificate to the matters set forth in this Section 6.3 signed by an authorized officer of TSub and TPI.

           (b) All documents required to have been delivered by TSub and TPI to CSub at or prior to the Closing shall have been delivered.

           (c) The parties shall have obtained any approval required from any governmental authority, including without limitation, any approval required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           (d) TSub and TPI shall have delivered to CSub the following documents executed by TPI:

                       (i)     the CCN Amendment.
                      (ii)     the Double Lined Kraft Brokerage Amendment.
                     (iii)     the Mill Procurement Amendment.

                                   ARTICLE 7.

                                   TERMINATION

           7.1 Termination. Notwithstanding anything to the contrary in this Agreement, the obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

           (a) by mutual written consent of all the parties hereto;

           (b) by either CSub or TSub, if there shall be any law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree permanently enjoining a party hereto from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appealable; and


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           (c) by either CSub or TSub if the Closing has not occurred by
June 30, 1998.

           7.2 Procedure and Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, the party terminating this Agreement shall give prompt written notice thereof to the other parties, and the transactions contemplated hereby shall be abandoned, without further action by any party. Each filing, application and other submission relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which it was made.


                                   ARTICLE 8.

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

           8.1 Survival of Representations. All representations and warranties made by the parties to this Agreement or pursuant hereto shall survive the execution of the transactions contemplated hereby, but all claims made by virtue of such representations and warranties shall be made under this Article 8.

           8.2 TSub and TPI's Agreement to Indemnify. Subject to the limitations, conditions and provisions set forth herein, TPI and TSub agree, jointly and severally, to indemnify, defend and hold harmless CSub from and against any and all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, and expenses of enforcing this Agreement, asserted against, suffered or incurred by CPI or CSub resulting from facts, conditions or circumstances, the existence of which constitute a breach of any representation or warranty of TPI or TSub contained in this Agreement ("CSub's Damages").

           8.3 CSub and Caraustar's Agreement to Indemnify.

           (a) Indemnification. Subject to the conditions and provisions set forth herein, CSub and Caraustar hereby agree to indemnify, defend and hold TPI and TSub harmless from and against (i) all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, asserted against or incurred by TPI or TSub resulting from a breach of any representation or warranty of CSub or Caraustar contained in this Agreement, and (ii) the obligations and liabilities arising from the activities of CPI asserted or claimed by third parties against TPI or TSub (collectively the "Sellers' Damages").

           (b) Conditions of Indemnification. The obligations and liabilities of CSub and Caraustar under Section 8.3(a) hereof with respect to claims for Sellers' Damages resulting from the assertion of liability by third parties including, without limitation, governmental entities ("Sellers' Claims") shall be subject to the following terms and conditions:

                      (iv) Within ten days after receiving notice thereof, TPI or TSub will give CSub notice of any Sellers' Claims asserted against or incurred by TPI or TSub and CSub will undertake the defense thereof by counsel of its own choosing. TPI and TSub may, by counsel, participate in such proceedings, negotiations or defense, at their own expense, but CSub shall retain control over such litigation. In all such cases, TPI and TSub shall give reasonable assistance to CSub.

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                       (v) In the event that within ten days after notice of any
           such Sellers' Claim, CSub fails to notify TPI of its intention to defend, TPI will (upon further notice to CSub) have the right to undertake the defense, compromise or settlement of such Sellers' Claim. CSub may elect to participate in such proceedings, negotiations or defense at any time at its own expense. TPI and TSub shall not settle such Sellers' Claim without the consent of CSub, which consent shall not be unreasonably withheld.


                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

           9.1 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, CSub will pay all costs and expenses incurred by CSub in connection with this Agreement and the transactions contemplated hereby, and TPI and TSub will pay all costs and expenses incurred by TPI or TSub in connection with this Agreement and the transactions contemplated hereby. Any cost incurred, with the prior consent of both parties, for the benefit of both parties in connection with this Agreement shall be borne by both parties in equal shares.

           9.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto with respect to any of the terms contained herein.

           9.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

           9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

           (a)        If to TSub or TPI, to:

                      TENNECO PACKAGING INC.
                      ----------------------------------
                      1900 Westfield Court
                      ----------------------------------
                      Lake Forest, Illinois 60045
                      ----------------------------------
                      Attention: Chief Financial Officer
                      ----------------------------------


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           (b)       If to CSub or Caraustar, to:


                      -------------------------------

                      -------------------------------

                      -------------------------------

                      -------------------------------

                     Copies to:

                     Robinson, Bradshaw & Hinson, P.A.
                     1900 Independence Center
                     101 North Tryon Street
                     Charlotte, North Carolina  28246
                     Attention:  Robert G. Griffin

           9.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

           9.6 Governing Law; Jurisdiction. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Delaware.

           9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           9.8 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The rights and remedies of the parties hereunder are in addition to and not in lieu of the other rights and remedies they may have at law or in equity, which shall survive and remain available notwithstanding the expiration of any rights hereunder.

           9.9 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein.



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Any item set forth on any schedule shall be considered as having been set forth on any other schedule to which it may be relevant. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement.

           9.10 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Partnership Interest pursuant to this Agreement. From time to time after the Closing Date, without further consideration, TPI and TSub will, at their expense, execute and deliver, or cause to be executed and delivered, such documents to CSub as CSub may reasonably request in order more effectively to vest in CSub good title to CPI's assets. From time to time after the date hereof, without further consideration, CSub will, at CSub's expense, execute and deliver such documents to TPI and TSub as they may reasonably request in order more effectively to consummate the sale of the Partnership Interest pursuant to this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                         TENNECO PACKAGING INC.


                                         By: /s/ Glenn S. Gordon
                                             ----------------------------------



                                         TENNECO CPI HOLDING COMPANY


                                         By: /s/ Glenn S. Gordon
                                             ----------------------------------



                                         CARAUSTAR INDUSTRIES, INC.


                                         By: /s/ H. Lee Thrash, III
                                             ----------------------------------



                                         CARAUSTAR PAPERBOARD
                                         CORPORATION


                                         By: /s/ H. Lee Thrash, III
                                             ----------------------------------



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